Exhibit 21.1
Subsidiaries of KBS REIT I as of March 21, 2012

KBS 12350 Jefferson Avenue, LLC	KBS Park Central, LLC
KBS 18301 Von Karman, LLC	KBS Plano Corporate Center, LLC
KBS 2200 West Loop, LLC	KBS Preferred Holding I, LLC
KBS 415 Greenwich, LLC	KBS REIT Acquisition I, LLC
KBS 625 Second Street, LLC	KBS REIT Acquisition II, LLC
KBS 825 University Avenue, LLC	KBS REIT Acquisition III, LLC
KBS Acquisition Holdings, LLC	KBS REIT Acquisition IV, LLC
KBS Acquisition Sub, LLC	KBS REIT Acquisition IX, LLC
KBS Acquisition Sub-Owner 1, LLC	KBS REIT Acquisition V, LLC
KBS Acquisition Sub-Owner 2, LLC	KBS REIT Acquisition VI, LLC
KBS Acquisition Sub-Owner 3, LLC	KBS REIT Acquisition VII, LLC
KBS Acquisition Sub-Owner 4, LLC	KBS REIT Acquisition VIII, LLC
KBS Acquisition Sub-Owner 5, LLC	KBS REIT Acquisition X, LLC
KBS Acquisition Sub-Owner 6, LLC	KBS REIT Acquisition XI, LLC
KBS Acquisition Sub-Owner 7, LLC	KBS REIT Acquisition XII, LLC
KBS Acquisition Sub-Owner 8, LLC	KBS REIT Acquisition XIV, LLC
KBS Acquisition Sub-Owner 9, LLC	KBS REIT Acquisition XIX, LLC
KBS Acquisition Sub-Owner 10, LLC	KBS REIT Acquisition XVI, LLC
KBS Acquisition Sub-Owner 11, LLC	KBS REIT Acquisition XVII, LLC
KBS Acquisition Sub-Owner 13, LLC	KBS REIT Acquisition XVIII, LLC
KBS Acquisition Sub-Owner 14, LLC	KBS REIT Acquisition XX, LLC
KBS Acquisition Sub-Owner 20, LLC	KBS REIT Acquisition XXI, LLC
KBS Acquisition Sub-Owner 22, LLC	KBS REIT Acquisition XXII, LLC
KBS Acquisition Sub-Owner 23 LLC	KBS REIT Acquisition XXIII, LLC
KBS Acquisition Sub-Owner 24, LLC	KBS REIT Acquisition XXIV, LLC
KBS Acquisition Sub-Owner 25, LLC	KBS REIT Acquisition XXIX, LLC
KBS Acquisition Sub-Owner 26, LLC	KBS REIT Acquisition XXV, LLC
KBS Acquisition Sub-Upper Tier Owner, LLC	KBS REIT Acquisition XXVI, LLC
KBS ADP Plaza, LLC	KBS REIT Acquisition XXVIII, LLC
KBS Advantage Holdings, LLC	KBS REIT Acquisition XXX, LLC
KBS Bridgeway Technology Center, LLC	KBS REIT Acquisition XXXI, LLC
KBS Cabi, LLC	KBS REIT Acquisition XXXII, LLC
KBS City Gate Plaza, LLC	KBS REIT Acquisition XXXIII, LLC
KBS Clayton Plaza, LLC	KBS REIT Acquisition XXXIV, LLC
KBS Comm-2008, LLC	KBS REIT Acquisition XXXIX, LLC
KBS Crescent Green, LLC	KBS REIT Acquisition XXXV, LLC
KBS Debt Holdings, LLC	KBS REIT Acquisition XXXVI, LLC
KBS Debt Holdings Mezz Holder, LLC	KBS REIT Acquisition XXXVII, LLC
KBS Five Tower Bridge, LLC	KBS REIT Acquisition XXXVIII, LLC
KBS GKK Participation Holdings I, LLC	KBS REIT Acquisition XXXX, LLC
KBS GKK Participation Holdings II, LLC	KBS REIT Acquisition XXXXI, LLC
KBS Goethe Road, LLC	KBS REIT Acquisition XXXXII, LLC
KBS Great Oaks, LLC	KBS REIT Acquisition XXXXIII, LLC
KBS Industrial Portfolio (MI), LLC	KBS REIT Holdings LLC
KBS Industrial Portfolio (MN), LLC	KBS REIT Properties, LLC
KBS Industrial Portfolio, LLC	KBS Rivertech, LLC
KBS Limited Partnership	KBS Royal Ridge, LLC
KBS M-2B Holdings, Ltd.	KBS Sabal Pavilion, LLC
KBS M-3A Holdings, Ltd.	KBS Sabal VI, LLC

KBS Meridian Tower, LLC	KBS SE Retail, LLC
KBS Midland Industrial Park, LLC	KBS South Towne, LLC
KBS Millenium I, LLC	KBS Southpark Commerce Center II, LLC
KBS Mortgage Lending, LLC	KBS Tribeca Summit, LLC
KBS Nashville Industrial Portfolio I, LLC	KBS TRS Holdings, Ltd.
KBS NIP JV Member, LLC	KBS Tyson Dulles Plaza, LLC
KBS NIP JV Member TRS Member, LLC	KBS University Park, LLC
KBS North Creek, LLC	KBS Woodfield Preserve, LLC
KBS Offices at Kensington, LLC	KBS/JCR Debt Holdings, LLC
KBS Offices at Suwanee Pointe, LLC	New Leaf – KBS JV, LLC
KBS One Madison Park, LLC